                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-70878, 33-94350, 333-05737, 333-20029-02, 333-24577, 333-
37733. 333-45650, 333-38596, 333-53334 and 333-70933) and Form S-3 (333-20029-
01, 333-49079, 333-70943 and 333-53312) of Watson Pharmaceuticals, Inc. of our report dated February 5, 1999 with respect to the consolidated financial statements of TheraTech, Inc. appearing in this Annual Report on Form 10-K of Watson Pharmaceuticals, Inc. for the year ended December 31, 2000.

/s/ ERNST & YOUNG LLP

Salt Lake City, Utah
March 28, 2001